SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported): July 26, 2006

                        Biggest Little Investments L.P.
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            (Exact name of registrant as specified in its charter)



         Delaware                     0-16856                 13-3368726
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(State or other jurisdic-    (Commission File Number)   (IRS Employer Identi-
 tion of incorporation or                                   fication No.)
     organization)



      1175 West Moana Lane
          Reno, Nevada                                           89509
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(Address of principal executive                                (Zip Code)
           offices)

                                (775) 825-3355
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             (Registrant's telephone number, including area code)


             ---------------------------------------------------
         (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Ruled 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))



ITEM 8.01.  Other Events.

     On July 26, 2006, Biggest Little Investments, L.P. (the "Partnership") received a letter from counsel to Monarch Casino & Resort, Inc., a Nevada corporation ("Monarch"), setting forth the terms of a proposal by Monarch to purchase the Sierra Marketplace Shopping Center ("Sierra Marketplace") at a cash price of $27 million. Sierra Marketplace, a shopping center located in Reno, Nevada, is the Partnership's sole property. Monarch owns the Atlantis Hotel Casino, located adjacent to Sierra Marketplace, and leases a 37,368 square foot section of Sierra Marketplace which provides vehicular and pedestrian access between the properties, as well as sharing a portion of Sierra Marketplace's common area. In addition, Monarch also leases approximately 12,000 square feet of office and storage space at Sierra Marketplace. John and Bob Farahi, brothers of Ben Farahi, the sole member of the Partnership's general partner, are officers and directors of Monarch. Ben Farahi was also an officer and director of Monarch, but resigned from such positions in May 2006.

     Ben Farahi is currently engaged in a tender offer for units of limited partnership of the Partnership ("Units"). Western Real Estate Investments, LLC, a limited liability company in which each of Ben, John and Bob Farahi owns a one-third interest ("Western"), beneficially owns approximately 50.8% of the outstanding Units. On June 22, 2006, Ben Farahi filed Articles of Dissolution with the Secretary of State of the State of Nevada with respect to Western. However, John and Bob Farahi have challenged the filing and, accordingly, the status of Western is currently in dispute. Ben Farahi believes that each of the brothers owns one-third of the assets of Western Real Estate Investments and, accordingly, one-third of the Units owned by Western. Together with the Units Ben Farahi owns individually, then, he own approximately 22.6% of the outstanding Units. However, in the event that it is eventually determined under Nevada law that Ben and Bob Farahi control the actions of Western, it is possible, although unlikely, that they would control all of the Units owned by Western, constituting a 50.8% majority interest in the Partnership. In such event, they could remove and replace Maxum, LLC, the Partnership's general partner and control whether, and on what terms, the Sierra Marketplace is sold.

     The Partnership is currently evaluating the proposal and will respond to Monarch after due consideration.


ITEM 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:  N/A

(b) Pro Forma Financial Information:  N/A

(c) Shell Company Transactions:  N/A

(d) Exhibits:  N/A









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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 27th day of July, 2006.


                                Biggest Little Investments L.P.

                                By:  Maxum LLC
                                     Its General Partner


                                     By:  /s/ Ben Farahi
                                     -------------------
                                         Ben Farahi
                                         Manager












































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